Exhibit 99.1

       THE ALLIED DEFENSE GROUP ANNOUNCES FOURTH QUARTER AND YEAR-END 2004
      FINANCIAL RESULTS; RESTATES 2002 AND 2003 FINANCIAL RESULTS; PROVIDES
           MANAGEMENT'S ASSESSMENT OF THE COMPANY'S INTERNAL CONTROLS

          CONFERENCE CALL SCHEDULED FOR 9AM EST, FRIDAY, APRIL 1, 2005

    VIENNA, Va., March 31 /PRNewswire-FirstCall/ -- The Allied Defense Group, Inc. (Amex: ADG) announces it filed today, with the Securities and Exchange Commission (SEC), its Annual Report on Form 10-K for the fiscal year ending December 31, 2004. The Company's Annual Report, as filed with the SEC, contains a restatement of the Company's financial statements for the fiscal years ending December 31, 2002 and December 31, 2003, and a restatement of certain financial information for the first three quarters of the fiscal year ended December 31, 2004. None of the adjustments affect the Company's cash flows or cash positions during those periods.

    On March 16, 2005, the Company announced that it was delaying the filing of its Annual Report on Form 10-K and that previously issued 2002 and 2003 financial statements, and the previously issued 2004 quarterly statements, should no longer be relied upon until restatements thereof are filed with the SEC. The Company had been advised by its independent auditor that its method of accounting for foreign currency exchange (FX) contracts for its foreign operations did not comply with the guidelines of Financial Accounting Standard No. 133. The Company was unable to satisfy the requirements of FAS 133 for its FX contracts to be eligible for hedge accounting. As such, the Company concluded it was necessary to restate the financial results for 2002 and 2003, treating the FX contracts as derivatives, and to finalize the financial results for 2004 consistent with this determination.

    The Company has engaged an outside financial consultant experienced in these matters who will assist the Company in its future testing/documentation, which should allow the Company to use hedge accounting for all future FX contracts.

    Net Impact of Restatement
    During periods of currency fluctuations, there will be changes in the fair value of an FX contract. Hedge accounting generally allows changes in the fair value of an FX contract to be offset against corresponding changes in the fair value of the hedged asset. Derivative accounting requires that all changes in the fair value of an FX contract be recognized as a gain or loss in each reporting period without a corresponding offset. This difference between hedge and derivative accounting results in timing differences in the reporting of operating results. Such timing differences should offset one another over the life of the contract.

    The Company's use of derivative accounting resulted in a significant increase of net earnings in 2002, which was offset by a corresponding reduction in net earnings for 2003 and 2004. The cash position of the Company was not impacted by the accounting change. As of December 31, 2004, the Company had approximately $40 million of cash.

    Pro forma numbers are included below for comparative purposes to help investors better understand the Company's performance as compared to past and future periods, in which FX contracts were and likely will be accounted for as hedges. A reconciliation of the audited results to the pro-forma/as previously reported results can be found at the end of this release. The restated and pro forma financial results for those periods are summarized in the tables below:

                         The Allied Defense Group, Inc.
          (All amounts in thousands of U.S. Dollars except share data)

Condensed Consolidated Statements of Earnings
Years Ended December 31,

                               2004                          2003                          2002
                   ---------------------------   ---------------------------   ---------------------------
                                                                     As                           As
                                   Pro-Forma          As         Previously         As         Previously
                     Actual       (Unaudited)      Restated       Reported       Restated        Reported
                   ------------   ------------   ------------   ------------   ------------   ------------
Revenues           $    146,900   $    160,737   $    154,235   $    171,407   $    145,274   $    130,866
Cost of
 Sales                  104,850        110,671        114,800        124,558         90,430         91,509
Operating
 income                   6,182         14,198         10,905         18,319         35,718         20,231
Earnings
 before
 income
 taxes                    3,478         11,494          9,129         16,543         35,437         19,950
Income taxes                960          3,685          5,201          7,722         14,543          9,278
Net Earnings       $      2,518   $      7,809   $      3,928   $      8,821   $     20,894   $     10,672
Earnings per
 share:
   Basic           $       0.45   $       1.40   $       0.71   $       1.60   $       3.94   $       2.01
   Diluted         $       0.42   $       1.34   $       0.66   $       1.54   $       3.73   $       1.92

Condensed Consolidated Balance Sheet
December 31,

                               2004                          2003                          2002
                   ---------------------------   ---------------------------   ---------------------------
                                                                     As                           As
                                   Pro-Forma          As         Previously         As         Previously
                     Actual       (Unaudited)      Restated       Reported       Restated        Reported
                   ------------   ------------   ------------   ------------   ------------   ------------
Current
 Assets            $    147,925   $    152,293   $    178,098   $    184,391   $    137,983   $    134,414
Total
 Assets                 197,356        201,425        220,944        227,237        171,737        168,168
Current
 Liabilities             60,456         69,155         88,881        107,511         60,637         74,232
Working
 Capital                 87,469         83,138         89,217         76,880         77,346         60,182
Long Term
 Liabilities              6,817          5,231         13,925          9,731         13,257          7,422
Stockholders'
 Equity                 130,083        127,040        118,138        109,996         97,843         86,514

Condensed Consolidated Quarterly Statements of Earnings Three Months Ending

                                March 31, 2004                June 30, 2004
                         ----------------------------   ---------------------------
                                             As                             As
                             As           Previously       As           Previously
                          Restated         Reported      Restated        Reported
                         ------------    ------------   ------------   ------------
Revenue                  $     26,864    $     34,468   $     39,231   $     45,228
Net earnings                   (2,865)            744          1,641          4,226
Earnings per share:
    Basic                ($      0.52)   $       0.13   $       0.30   $       0.76
    Diluted              ($      0.49)   $       0.13   $       0.28   $       0.71

                                September 30, 2004          December 31, 2004
                         ----------------------------   ---------------------------
                                             As
                             As           Previously                    Pro-Forma
                          Restated         Reported        Actual      (Unaudited)
                         ------------    ------------   ------------   ------------
Revenue                  $     36,138    $     37,142   $     44,667   $     43,899
Net earnings                       22             182          3,720          2,657
Earnings per share:
    Basic                $       0.00    $       0.03   $       0.66   $       0.48
    Diluted              $       0.00    $       0.03   $       0.63   $       0.47

Discussion of 2004 Results -- The following discussion refers solely in the restated financial results of the Company.

     Fourth Quarter Results -- For the three months ended December 31, 2004, Allied earned $3.7 million, or $0.66 a share fully diluted, on revenues of $44.7 million, compared to earnings of $0.1 million, or $0.02 a share fully diluted, on revenues of $45.8 million, for the same period in 2003.

     Twelve Month Results -- For the twelve months ended December 31, 2004, Allied earned $2.5 million, or $0.42 a share fully diluted, on revenues of $146.9 million. This compares to earnings of $3.9 million, or $0.66 a share fully diluted, on revenues of $154.2 million for the same period in 2003.

     Revenue -- Revenue for the twelve months ended December 31, 2004, decreased approximately 5%, principally due to lower production activity at MECAR on an approximately $130 million Foreign Military Sales (FMS) contract awarded in 2002. The lower production activity at MECAR was largely offset by the benefits of continued expansion of The VSK Group's export sales via its European distributor network and increased U.S. government orders at NS Microwave.

     Sales at both Titan and SeaSpace diminished in 2004. Titan's sales continue to be constrained due to lack of safety certification for its principal product. Titan's revenue is largely comprised of cartridge sales for previously sold simulators and new E-pyro products used for military and law enforcement training. Management anticipates Titan will receive U.S. Army and Navy certification mid-year 2005.

     SeaSpace contributed $6.4 million to sales in 2004, despite increased competition. The addition of a new antenna product line at SeaSpace provides potential for significant revenue growth in 2005.

     Earnings Per Share -- Diluted earnings per share for the twelve months ended December 31, 2004 was $0.42, compared to $0.66 per share for the same period in 2003. The conclusion of work on MECAR's FMS contract had a meaningful impact on overall profitability in the current period versus the prior year.

     The VSK Group sustained its usually high level of profitability and NS Microwave experienced its best year ever in terms of earnings growth. The profitability of these electronic security companies offset losses incurred by Titan and SeaSpace.

     Backlog -- Backlog, as of December 31, 2004, was approximately $77.3 million, compared to $107.8 million as of December 31, 2003. The backlog reduction is associated with the $130 million FMS contract awarded in early 2002, of which the remaining portion was completed in the first quarter of 2005. The current backlog reflects a healthy level for 2005.

                               Backlog by Segment
                          (in millions of U.S. Dollars)

                             December 31, 2004            December 31, 2003           December 31, 2002
                          ------------------------    ------------------------    ------------------------
                                        Percentage                  Percentage                  Percentage
                          Amount         of total       Amount       of total       Amount       of total
                          ----------    ----------    ----------    ----------    ----------    ----------
Ordnance &
 Manufacturing            $   50,491            65%   $   81,204            75%   $  135,480            91%
Electronic Security           24,601            32        24,349            23        10,559             7
Environmental Safety
 & Security                    1,523             2         1,744             2         1,998             1
Software, Training &
 Simulation                      658             1           498             -         1,170             1
                          $   77,273           100%   $  107,795           100%   $  149,207           100%

    Management's Assessment of Company's Internal Controls
    Management has completed its assessment of the effectiveness of the Company's internal controls over financial reporting as of December 31, 2004. The Company has identified an internal control deficiency that constitutes a material weakness in internal controls as of December 31, 2004. That the Company restated its financial statements, as described above, indicates "material weaknesses" as defined by Public Company Accounting Oversight Board's Auditing Standard No. 2. This finding was presented to the Company's Audit Committee, which concurred with management's conclusion. The internal control weakness is referred to in the Annual Report on Form 10-K, which indicates that the Company's internal controls were not effective at December 31, 2004. The Company's independent auditor concurred with management's assessment of the Company's internal controls over financial reporting as of December 31, 2004.

    Major General (Ret.) John G. Meyer, Jr., Chief Executive Officer and President of The Allied Defense Group said, "I am pleased with the operational performance of our subsidiaries in 2004. As announced several times in 2004, we were anticipating a more "normal," less profitable year for the Company. Our subsidiaries performed as expected. If not for the required accounting change, we would have met our financial expectations for 2004.

    "I am very frustrated with the events leading to this restatement. This management team has worked very hard to take ADG to a new strategic level. Unfortunately, this required accounting change makes it more difficult for our present and future shareholders to understand the progress we have made in our foreign operations during the relevant period. The net effect over the three year period is effectively zero. There was no impact to the Company's cash position.

    "We are doing everything possible to ensure we prevent any recurrence of this matter. We have engaged a leading financial expert in hedge effectiveness testing. He has helped us redraft our formal hedge policy and will assist us in future hedge testing and documentation. We have spent a lot of time, effort, and money to ensure our financial statements are accurate and reliable. Our Company is strong and stable. With the restatement of our results behind us, we are able to return our focus to building the value of your Company," concluded Major General Meyer.

    Conference Call Information
    The Company will be hosting a conference call on Friday, April 1, 2005 at 9:00 a.m. EST. To access the call, please dial (888) 394-8033 within the United States and (973) 935-2405 outside the United States. The call will also be available as a webcast on the Company's website at http://www.allieddefensegroup.com.

    A replay of the call will be available from Friday, April 1, 2005 at 11:00 a.m., EST, through Friday, April 8, 2005 at 11:59 p.m., EDT. To access the replay, please call (877) 519-4471 in the United States or (973) 341-3080 outside the United States. To access the replay, users will need to enter the following code: 5874760.

    Reconciliation between Pro-Forma and Actual Results
    A reconciliation of the audited results to the pro-forma/as previously reported results is as follows:

                                         Impact From       Impact from
                                As        Derivative           Euro         Pro-Forma
                             Restated      Gains(1)      Fluctuations(2)    (Unaudited)
                            ----------   ------------    ---------------   ------------
Year Ended December
 31, 2004
Revenues                    $  146,900   $     (3,699)   $        17,536   $    160,737
Cost of Sales                  104,850              -              5,821        110,671
Operating income                 6,182         (3,699)            11,715         14,198
Earnings before income           3,478         (3,699)            11,715         11,494
Income taxes                       960         (1,258)             3,983          3,685
Net Earnings                $    2,518   $     (2,441)   $         7,732   $      7,809

                                         Impact From       Impact from          As
                               As         Derivative         Euro           Previously
                             Restated      Gains(1)      Fluctuations(2)     Reported
                            ----------   ------------    ---------------   ------------
Year Ended December
 31, 2003
Revenues                    $  154,235   $    (13,625)   $        30,797   $    171,407
Cost of Sales                  114,800              -              9,758        124,558
Operating income                10,905        (13,625)            21,039         18,319
Earnings before income           9,129        (13,625)            21,039         16,543
Income taxes                     5,201         (4,632)             7,153          7,722
Net Earnings                $    3,928   $     (8,993)   $        13,886   $      8,821

Year Ended December
 31, 2002
Revenues                    $  145,274   $    (16,977)   $         2,569   $    130,866
Cost of Sales                   90,430              -              1,079         91,509
Operating income                35,718        (16,977)             1,490         20,231
Earnings before income          35,437        (16,977)             1,490         19,950
Income taxes                    14,543         (5,772)               507          9,278
Net Earnings                $   20,894   $    (11,205)   $           983   $     10,672
Cumulative Net
 Earnings
(2002 - 2004)               $   27,340   $    (22,639)   $        22,601   $     27,302

(1)     Unrealized gains on FX contracts and related tax effects.
(2) Impact of revising the revenues at the average currency rates and related tax effects.


    About The Allied Defense Group, Inc. (formerly Allied Research
Corporation)
    The Allied Defense Group, Inc. is a diversified international defense and security firm which: develops and produces conventional medium caliber ammunition marketed to defense departments worldwide; designs, produces and markets sophisticated electronic and microwave security systems principally for European and North American markets; manufactures battlefield effects simulators and other training devices for the military; and designs and produces state-of-the-art weather and navigation software, data, and systems for commercial and military customers.

    For more Information, please visit the Company web site:
http://www.allieddefensegroup.com

    Certain statements contained herein are "forward looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Because statements include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.

    CONTACT: Crystal B. Leiderman (Bedwell), Director, Investor Relations, +1-800-847-5322, or Jim Drewitz, Investor Relations, +1-972-355-6070, both of The Allied Defense Group, Inc.

SOURCE  Allied Defense Group, Inc.
    -0-                             03/31/2005
    /CONTACT: Crystal B. Leiderman (Bedwell), Director, Investor Relations, +1-800-847-5322, or Jim Drewitz, Investor Relations, +1-972-355-6070, both of The Allied Defense Group, Inc./
    /Web site:  http://www.allieddefensegroup.com /